Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 Pub Crawl Holdings, Inc.

 We hereby consent to this inclusion in this Registration Statement on Form S-1/A, Amendment No. 3, of our report dated October 4, 2010, of Pub Crawl Holdings, Inc. relating to the financial statements as of June 30, 2010, and the reference to our firm under the caption “Experts” in the Registration Statement.

 /s/ M&K CPAS, PLLC

 Houston, Texas

February 3, 2011